Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-150620 of Hatteras Multi-Strategy Institutional Fund, L.P. on Form N-2 and to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-150621 of Hatteras Multi-Strategy TEI Institutional Fund, L.P. on Form N-2 of our report dated May 29, 2009, relating to the financial statements and financial highlights of Hatteras Multi-Strategy Institutional Fund, L.P. and Hatteras Multi-Strategy TEI Institutional Fund, L.P. (the “Funds”), appearing in the Statement of Additional Information, which is a part of such Registration Statements. We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-150620 on Form N-2 and to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-150621 on Form N-2 of our report dated May 29, 2009, relating to the financial statements and financial highlights of each of the Funds, appearing in the Annual Report on Form N-CSR of each of the Funds for the year ended March 31, 2009. We also consent to the use in such Post-Effective Amendment of our report dated May 29, 2009, relating to the financial statements and financial highlights of Hatteras Master Fund, L.P. appearing in the Statement of Additional Information and to the incorporation by reference in such Post-Effective Amendments of our report dated May 29, 2009, relating to the financial statements and financial highlights of Hatteras Master Fund, L.P. appearing in the Annual Report on Form N-CSR of Hatteras Master Fund, L.P. for the year ended March 31, 2009. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Committees” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, which are parts of such Registration Statements.
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 23, 2009